EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports (Predecessor Company and Successor Company) dated March 30, 2004 relating to the consolidated financial statements (Predecessor Company and Successor Company) and financial statement schedules (Predecessor Company and Successor Company) of DDi Corp., which appear in DDi Corp.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
June 10, 2004